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                                    EXHIBIT 5

                           Opinion of Saul Ewing LLP,
                  of Harrisburg, Pennsylvania, Special Counsel
               to the Registrant, as to the legality of the shares
                of the Registrant's common stock being registered

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[SAUL EWING LOGO]

                                October 13, 2005

Board of Directors
CCFNB Bancorp, Inc.
232 East Street
Bloomsburg, Pennsylvania  17815

Gentlemen:

            We have been engaged as Special Counsel to CCFNB Bancorp, Inc. (the "Company"), in connection with the offer and sale of 500,000 shares of its Common Stock, par value $1.25 per share (the "Common Stock"), pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan.

            We have prepared a Post-Effective Amendment No. 3 to a Registration Statement on Form S-3 (No. 33-89094) to be filed at the Securities and Exchange Commission in Washington, D.C. under the provisions and regulations of the Securities Act of 1933, as amended, relating to the offering of the Company of 500,000 shares of Common Stock.

            As Special Counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Post-Effective Amendment No. 3 to the Registration Statement. We have reviewed the Company's Amended Articles of Incorporation and By-laws, as presently in effect. We have also reviewed copies of the Company's corporate minutes and other proceedings and records relating to the authorization and issuance of the Common Stock and such other documents and matters of law as we have deemed necessary in order to render this opinion.

            Based upon the foregoing, and in reliance thereon, it is our opinion that, in accordance with the terms and conditions of the offering as more fully described in the Prospectus, included as part of the Post-Effective Amendment No. 3 to the Registration Statement, each of the shares of the Common Stock issued pursuant to the Post-Effective Amendment No. 3 to the Registration Statement, will be duly authorized, legally and validly issued and outstanding, and fully paid and non-assessable on the basis of present Pennsylvania law.

      2 North Second Street, 7th Floor - Harrisburg, PA 17101-1604 - Phone
                       (717)257-7500 - Fax: (717)238-4622

BALTIMORE   CHESTERBROOK   HARRISBURG   NEWARK   PHILADELPHIA   PRINCETON
                            WASHINGTON   WILMINGTON

                     DELAWARE LIMITED LIABILITY PARTNERSHIP
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Board of Directors                                                           -2-

            We hereby consent to the use of this opinion in the Post-Effective Amendment No. 3 to the Registration Statement, and we further consent to the reference to our name in the Prospectus, included as part of the Post-Effective Amendment No. 3 to the Registration Statement, under the caption "Technical Information About The Plan - Legal Matters."

                                                    Sincerely,

                                                    /S/ Saul Ewing LLP

                                                    SAUL EWING LLP

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